Exhibit 99.1

Cerecor Inc. Names Uli Hacksell, Chairman of Cerecor and Former CEO of ACADIA, as President and CEO

BALTIMORE—(BUSINESS WIRE)—Dec. 21, 2015— Cerecor Inc. (NASDAQ: CERC) today announced that Uli Hacksell, Chairman of Cerecor and former CEO of ACADIA, has been named to the additional positions of CEO and President of the company as of January 1, 2016. Dr. Blake Paterson will step down as the company’s CEO and resign from its board, but will continue to work with the company as a scientific advisor.

“I am looking forward to the next phase of my career and will continue to serve as a scientific advisor to the Cerecor going forward” said Paterson. “I am excited about the next phase of Cerecor’s growth as it continues to develop CNS drug candidates.”

Dr. Hacksell joined Cerecor Inc. in May 2015 as its Chairman, seeing the company through its initial public offering. Prior to Cerecor, Dr. Hacksell served as Chief Executive Officer of ACADIA from September 2000 to March 2015 and was a member of its Board of Directors. Dr. Hacksell joined ACADIA when it was private and led it to becoming a multibillion dollar public biotech company. Dr. Hacksell had initially joined ACADIA as Executive Vice President of Drug Discovery. From August 1991 to February 1999, Dr. Hacksell held various senior executive positions at Astra, a major pharmaceutical company, including Vice President of Drug Discovery and Technology as well as President of Astra Draco, one of Astra’s largest research and development subsidiaries, where he directed an organization of more than 1,100 employees. From August 1991 to May 1994, he served as Vice President of CNS Preclinical R&D at Astra Arcus, another subsidiary. Earlier in his career, Dr. Hacksell held the positions of Professor of Organic Chemistry and Department Chairman at Uppsala University in Sweden and also served as Chairman and Vice Chairman of the European Federation of Medicinal Chemistry. He currently serves on the board of directors of Uppsala University, InDex Pharmaceuticals, and Glionova Therapeutics.

“I am very pleased to be serving Cerecor.” said Dr. Hacksell. “There is a lot to be excited about at Cerecor, it has a portfolio of CNS products, each with its own unique mechanisms and significant market potential. Cerecor has clear development plans, strong leadership, and very talented employees. I am committed to our shareholders to help Cerecor become a leader in developing CNS drugs.”

“We are thankful for Blake’s significant contributions during his tenure as Chief Executive Officer. Under Blake’s leadership, Cerecor made significant progress towards strategic imperatives, including enhancing our portfolio of compounds and positioning the company for long-term development success. We wish Blake the best in the next phase of his career,” said Isaac Blech, Vice Chairman. “As we move forward, we are fortunate to have a leader of Uli Hacksell’s experience to lead our development and executive team at Cerecor.”

About Cerecor

Cerecor Inc. is a Baltimore-based biopharmaceutical company with the goal of becoming a leader in the development of innovative drugs that make a difference in the lives of patients with neurological and psychiatric diseases. www.cerecor.com

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the timing for the separation of Cerecor’s publicly traded units into their component securities as described herein) may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For more information about the Company and its products, please visit: www.cerecor.com or contact Mariam E. Morris, Chief Financial Officer, at (443) 304-8002.

View source version on Businesswire.com:

http://www.businesswire.com/news/home/20151221005245/en/

Source: Cerecor Inc.

Media:

MacDougall Biomedical Communications

Doug MacDougall or Joe Rayne, 781-235-3060

jrayne@macbiocom.com